                                                                     EXHIBIT 4.3


         NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE
         HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
            AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW, AND
             THEY MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED
               OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH
                  APPLICABLE FEDERAL AND STATE SECURITIES LAWS
                     AND THE OTHER RESTRICTIONS ON TRANSFER
                               SET FORTH HEREIN.

                           -------------------------

                               Date: _____, 1998

                                    Form of
                             AMENDED AND RESTATED

                                CLASS B WARRANT
                         TO PURCHASE ORDINARY SHARES OF
                          SCOTTISH LIFE HOLDINGS, LTD.


Void after 5:00 P.M. (United States Eastern Time), on the Termination Date, as defined and provided herein.

          THIS CERTIFIES that, for value received, _____________ (the "Warrant Holder") or registered assigns, is entitled to purchase from Scottish Life Holdings, Ltd. (the "Company"), upon the satisfaction of the conditions stated herein and during the period (subject to Section 2 hereof) from and after the first anniversary of the consummation of the Company's initial public offering (the "Offering") of its ordinary shares, par value $.01 per share (the "Ordinary Shares"), to 5:00 p.m. (United States Eastern Time) on the tenth anniversary of the consummation of the Offering (the "Termination Date"), ________ Ordinary Shares subject to adjustment as provided herein, at a per share purchase price equal to the sales price to the public of an Ordinary Share in the Offering. The Company acknowledges receipt from the initial Warrant Holder of _________ ($_________) in full payment for the issuance of this warrant.

          1.   DEFINITIONS.  For the purpose of this Warrant:
               -----------

          (a) "Capital Stock" shall mean the Company's Ordinary Shares and any other shares of any class, or series within a class, whether now or hereafter authorized, which has the right to participate in the distribution of earnings or assets of the Company without limit as to amount or percentage.

          (b) "Warrants" shall mean the original Class B Warrant to purchase Ordinary Shares of the Company issued by the Company pursuant hereto and any and all Warrants which are issued in exchange or substitution for any outstanding Warrant pursuant to the terms of the Warrant.

               (c) "Warrant Price" shall mean the price per share at which Ordinary Shares of the Company are purchasable hereunder, as such price may be adjusted from time to time hereunder.

               (d) "Warrant Shares" shall mean the Ordinary Shares purchasable upon exercise of Warrants.

          2.   EXERCISE OF WARRANTS.
               --------------------

          (a) This Warrant may be exercised at any time or from time to time on or after (i) the first anniversary of the consummation of the Offering for up to one-third of the number of Warrant Shares provided for on page 1 hereof, (ii) the second anniversary of the consummation of the Offering for up to an additional one-third of the number of Warrant Shares provided for on page 1 hereof, and (iii) the third anniversary of the consummation of the Offering for up to an additional one-third of the number of Warrant Shares provided for on page 1 hereof, in each case subject to adjustment as provided in Section 6. Subject to the foregoing, this Warrant may be exercised at any time or from time to time in whole or in part (but not as to fractional shares) prior to 5:00 p.m. United States Eastern Time on the Termination Date, at which time this Warrant and all of the Warrant Holder's rights hereunder shall terminate, except as expressly provided herein. Notwithstanding the foregoing, upon a Change in Control of the Company (as defined below) this Warrant shall become immediately exercisable for the full number of Warrant Shares provided for on page 1 hereof. For purposes of this Section 2(a), a "Change in Control" of the Company shall be deemed to have occurred if:

          (i) the Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of securities entitled to vote generally in the election of Directors immediately prior to such transaction;

          (ii) the Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Ordinary Shares immediately prior to such sale or transfer;

          (iii) the Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

          (iv) if during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the

Company's shareholders, of each Director first elected during such period was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of any such period.

Notwithstanding the foregoing provisions of this Section 2(a), a Change in Control shall not be deemed to have occurred for purposes of this Agreement (i) by reason of any action taken by the Company, including changes in beneficial ownership of equity securities of the Company occurring in connection with the Offering; (ii) solely because (A) the Company, (B) a Subsidiary, or (C) any Company-sponsored employee stock ownership plan or other employee benefit plan of the Company either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or
Schedule 14A (or any successor schedule, form or report or item therein) under the Act, disclosing beneficial ownership by it of shares, or because the Company reports that a change of control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership; or (iii) solely because of a change in control of any Subsidiary other than Scottish Life Assurance (Cayman) Ltd.

          (b) This Warrant may be exercised at the time(s) or upon the occurrence of the event(s) specified in Subsection 2(a) hereof by the surrender of this Warrant, with the Purchase Agreement attached hereto as Annex A properly completed and duly executed, at the principal office of the Company at Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, British West Indies, or such other location which shall at that time be the principal office of the Company and of which the Company shall have notified the Warrant Holder in writing (the "Principal Office"), or at the office of the transfer agent of the Ordinary Shares, and upon payment to the Company of the Warrant Price for the Warrant Shares to be purchased upon such exercise. The person entitled to the Warrant Shares so purchased shall be treated for all purposes as the holder of such shares as of the close of business on the date of exercise and certificates for the shares so purchased shall be delivered to the person so entitled within a reasonable time, not exceeding fifteen (15) days, after such exercise. Certificates representing the Warrant Shares issued upon exercise of this Warrant shall bear a legend referring to the restrictions on transfer set forth herein. Unless this Warrant has expired, a new Warrant of like tenor and for such number of Ordinary Shares as the holder of this Warrant shall direct, representing in the aggregate the right to purchase the number of Ordinary Shares with respect to which this Warrant shall not have been exercised, shall also be issued to the holder of this Warrant within such time.

          (c) The Warrant Price shall be payable in cash or its equivalent.

          3.   EXCHANGE.  This Warrant is exchangeable, upon its surrender by
               --------
the Warrant Holder to the Company at its Principal Office, or to the Company's stock transfer agent at its office, for new Warrants of like tenor registered in the Warrant Holder's name and representing in the aggregate the right to purchase the same number of Common Shares purchasable hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of Common Shares as shall be designated by the Warrant Holder at the time of such surrender.

          4.   TRANSFER.  Subject to restrictions on transfer set forth in
               --------
Section 10, this Warrant is transferable, in whole or in part, by the holder thereof at the Principal Office of the Company or at the office of its stock transfer agent, in person or by duly authorized attorney, upon presentation of this Warrant properly endorsed for transfer, the Assignment attached hereto as Annex A duly executed, and funds sufficient to pay any transfer tax (the "Transfer Documents"). Within a reasonable time after receiving the Transfer Documents, not exceeding fifteen (15) days, the Company shall execute and deliver a new Warrant in the name of the assignee named in the Assignment and this Warrant shall be canceled. Each holder of this Warrant, by holding it, agrees that this Warrant, when endorsed in blank, may be deemed negotiable, and that, when this Warrant shall been so endorsed, the holder of this Warrant may be treated by the Company and all other persons dealing with this Warrant as the absolute owner of this Warrant for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer of this Warrant on the books of the Company, any notice to the contrary notwithstanding.

          5.   CERTAIN COVENANTS OF THE COMPANY.  The Company covenants and
               --------------------------------
agrees that all Ordinary Shares that may be issued upon the exercise of this Warrant, will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of Ordinary Shares to provide for the exercise of the rights represented by this Warrant.

          6.   ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES.  The number
               -------------------------------------------------
and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

               (a) Reclassification, Consolidation or Merger. At any time while
                   -----------------------------------------
this Warrant remains outstanding and unexpired, in case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of outstanding securities issuable upon the exercise of this Warrant) or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of outstanding securities issuable upon the exercise of this Warrant), the Company, or such successor corporation, as the case may be, shall, without payment of any additional consideration therefor, execute a new Warrant providing that the Warrant Holder shall have the right to exercise such new Warrant (upon terms not less favorable to the Warrant Holder than those then applicable to this Warrant) and to receive upon such exercise, in lieu of each Ordinary Share theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation or merger, by the holder of one Ordinary Share issuable upon exercise of this Warrant had it been exercised immediately prior to such reclassification, change, consolidation or merger. Such new

Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this Subsection 6(a) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and transfers.

              (b) Subdivision or Combination of Shares. If the Company at any
                  ------------------------------------
time while this Warrant remains outstanding and unexpired shall subdivide or combine its Capital Stock, the Warrant Price shall be proportionately reduced, in case of subdivision of such shares, as of the effective date of such subdivision, or, if the Company shall take a record of holders of its Capital Stock for the purpose of so subdividing, as of such record date, whichever is earlier, or shall be proportionately increased, in the case of combination of such shares, as of the effective date of such combination, or, if the Company shall take a record of holders of its Capital Stock for the purpose of so combining, as of such record date, whichever is earlier.

              (c) Certain Dividends and Distributions. If the Company at any
                  -----------------------------------
time while this Warrant remains outstanding and unexpired shall:

                  (i)  Stock Dividends. Pay a dividend in shares of, or make
                       ---------------
other distribution of shares of, its Capital Stock, then the Warrant Price shall be adjusted, as of the date the Company shall take a record of the holders of its Capital Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as of the date of such payment or other distribution), to that price determined by multiplying the Warrant Price in effect immediately prior to such payment or other distribution by a fraction
(A) the numerator of which shall be the total number of shares of Capital Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Capital Stock outstanding immediately after such dividend or distribution; or

                  (ii) Liquidating Dividends, Etc. Make a distribution of its
                       ---------------------
assets to the holders of its Capital Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law, the Warrant Holder shall be entitled to receive upon the exercise hereof, in addition to the number of Ordinary Shares receivable thereupon, and without payment of any additional consideration therefor, a sum equal to the amount of such assets as would have been payable to its as owner of that number of Ordinary Shares receivable by exercise of the Warrant had it been the holder of record of such Ordinary Shares on the record date for such distribution, or if no such record is taken, as of the date of such distribution, and an appropriate provision therefor shall be made a part of any such distribution.

              (d) Adjustment of Number of Shares. Upon each adjustment in the
                  ------------------------------
Warrant Price pursuant to any provision of this Section 6, the number of Ordinary Shares purchasable hereunder at the Warrant Price shall be adjusted, to the nearest one hundredth of a whole share, to the product obtained by multiplying such number of Ordinary Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

              (e) Limitation or Adjustment of Warrant Price. Notwithstanding any
                  -----------------------------------------
other provision of this Warrant, no adjustment of the Warrant Price shall be made which would reduce such Warrant Price below the par value of the Warrant Shares.

          7.  PAYMENT OF TAXES. All Ordinary Shares issued upon the exercise of
              ----------------
this Warrant shall be validly issued, fully paid and nonassessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Ordinary Shares in any name other than that of the registered holder of the Warrant surrendered in connection with the purchase of such shares, and in such case the Company shall not be required to issue or deliver any share certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no tax or other charge is due.

          8.  FRACTIONAL SHARES. No fractional Ordinary Shares will be issued
              -----------------
in connection with any purchase hereunder but in lieu of such fractional shares, the Company shall make a cash refund therefor equal in amount to the product of the applicable fraction multiplied by the Warrant Price paid by the holder for its Warrant Shares upon such exercise.

          9.  LOSS, THEFT, DESTRUCTION OR MUTILATION. Upon receipt by the
              --------------------------------------
Company of evidence reasonably satisfactory to it that this Warrant has been mutilated, destroyed, lost or stolen, and in the case of a destroyed, lost or stolen Warrant, a bond of indemnity reasonably satisfactory to the Company, or in the case of a mutilated Warrant, upon surrender and cancellation of this Warrant, the Company will execute and deliver in the Warrant Holder's name, in exchange and substitution for the Warrant so mutilated, destroyed, lost or stolen, a new Warrant of like tenor substantially in the form hereof with appropriate insertions and variations.

          10. SECURITIES LAWS REPRESENTATIONS AND WARRANTIES; TRANSFER TO
              -----------------------------------------------------------
COMPLY WITH SECURITIES LAWS.
---------------------------

              (a) The Warrant Holder, by acceptance of this Warrant, represents and warrants to the Company that this Warrant is being, and any Warrant Shares acquired on exercise of this Warrant will be, acquired by the Warrant Holder for its own account and not with a view to resale or distribution within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Warrant Holder will not distribute this Warrant or any Warrant Shares in violation of the Securities Act or any applicable state or foreign law; provided, however, that the disposition of this Warrant and the Warrant Shares
--------  -------
shall at all times remain in the Warrant Holder's control.

              (b) The Warrant Holder, by acceptance of this Warrant, (i) acknowledges that this Warrant and the Warrant Shares are not registered under the Securities Act or any state securities laws and that this Warrant and any Warrant Shares to be issued to it upon the exercise of this Warrant must be held indefinitely by it unless they are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from registration is available, (ii) is aware that any routine sales under Rule 144, promulgated under the Securities Act, of this Warrant and the Warrant Shares may be made only in limited amounts and in accordance with the terms and conditions of that Rule and that in such cases where the Rule is not applicable, compliance with some other registration exemption will be required, (iii) is aware that Rule 144 is not as of the date hereof available for use by the Warrant Holder for resale of such Warrant and Warrant Shares, and (iv) is aware that the Company is not obligated to register under the Securities Act any sale, transfer or other disposition of this Warrant or the Warrant Shares.

              (c) The Warrant Holder, by acceptance of this Warrant, confirms that the Company has made available to it the opportunity to ask questions of and receive answers from the Company's officers and directors concerning the terms and conditions of the offering and the business and financial condition of the Company, and to acquire, and the Warrant Holder has received to its satisfaction, such additional information about the business and financial condition of the Company and the terms and conditions of the offering as it has requested.

              (d) The Warrant Holder, by acceptance of this Warrant, represents that (i) it is an institutional "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act, (ii) it was not formed for the purpose of purchasing this Warrant, (iii) its financial situation is such that it can afford to bear the economic risk of holding this Warrant and the Warrant Shares for an indefinite period of time and suffer complete loss of its investment in this Warrant and the Warrant Shares, and (iv) its knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its purchase of this Warrant and the Warrant Shares as contemplated by this Agreement.

              (e) The certificate representing any Warrant Shares acquired upon exercise of this Warrant, and any Ordinary Shares or other securities issued in respect of such Warrant Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with the following legend (unless such a legend is no longer required under the Securities Act):

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD EXCEPT IN A TRANSACTION WHICH IS, (A) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, EXEMPT UNDER SUCH ACT OR (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT. IN ADDITION, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN A CLASS B WARRANT OF THE COMPANY DATED _____, 1998."

              (f) The Company shall not be required to register the transfer of this Warrant or any Warrant Shares on the books of the Company unless the Company shall have been provided with an opinion of counsel satisfactory to it or no-action letters from the Securities and Exchange Commission and the appropriate state regulatory agencies prior to such transfer to the effect that registration under the Securities Act and any applicable state securities law is not required in connection with the transaction resulting in such transfer; provided, however, that no such opinion of counsel or no-action letter shall be necessary in order to effectuate a transfer in accordance with the provisions of Rule 144(k) promulgated under the Securities Act or pursuant to an effective registration statement under the Securities Act. Each Warrant or certificate for Warrant Shares issued upon any transfer as above provided shall bear the restrictive legend set forth in Subsection 10(e) above, except that such restrictive legend shall not be required if the opinion of counsel satisfactory to the Company or no-action letters referred to above are to the further effect that such legend is not required in order to establish compliance with the provisions of the Securities Act and any applicable state securities law, or if the transfer is made in accordance with the provisions of Rule 144(k) promulgated under the Securities Act or pursuant to an effective registration statement under the Securities Act. The cost of obtaining any legal opinion or no-action letter required under this Section shall be borne by the Warrant Holder.

          11.  SURVIVAL.  The provisions of Section 10 shall survive any
               --------
expiration, cancellation or exercise of this Warrant.

          12.  HEADINGS.  The descriptive headings of the several sections of
               --------
this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer under its corporate seal, attested by its duly authorized officer, on the date of this Warrant.

                              SCOTTISH LIFE HOLDINGS, LTD.


                              By:   _________________________________
                                    Name:____________________________
                                    Title:_____________________________


ACCEPTED, ACKNOWLEDGED
AND AGREED


By: ________________________________
    Name:___________________________

                                    Annex A

                               PURCHASE AGREEMENT



                        Date: __________________________

TO:

          The undersigned, pursuant to the provisions set forth in the attached Class B Warrant, hereby agrees to purchase _________________ Ordinary Shares covered by such Class B Warrant, and makes payment herewith in full therefor at the price per share provided by this Class B Warrant.


               Signature:          _______________________

               Address:            _______________________


                               *    *    *    *

                                   ASSIGNMENT

          For Value Received, ________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the Class B Warrant with respect to __________________ of the number of Ordinary Shares covered by such Class B Warrant, to:

NAME OF ASSIGNEE                    ADDRESS                       NO. OF SHARES



Dated:         Signature:          _______________________

               Address:            _______________________